                    [WEINBERG & COMPANY, P.A. LETTERHEAD]





                                                  April 7, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



                           RE: CAPROCK CORPORATION
                            FILE REF. NO. 0-26415
                           -----------------------


We were previously the principal accountant for Caprock Corporation and, under the date of June 11, 1999 we reported on the consolidated financial statements of Caprock Corporation as of June 7, 1999. On April 7, 2000, our appointment as principal accountant was terminated. We have read Caprock Corporation's statements included under Item 4 of its Form 8-K dated April 7, 2000, and we agree with such statements.


                                               Very truly yours,

                                               /s/ WEINBERG & COMPANY, P.A.
                                               ----------------------------
                                                   WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants




                     [ADDITIONAL LETTERHEAD INFORMATION]